UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_____________________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2006

CITIZENS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	2-96144	55-0666598
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Third Street, Elkins, West Virginia	26241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 636-4095

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On August 8, 2006, the Board of Directors of Citizens Financial Corp. adopted several amendments to it’s Code of Conduct and Ethics. They are as follows:

•	Deletion of all references to Citizens Financial Services, LLC, a former subsidiary which has been dissolved.

•	Amendment of the definition of principal officer or executive officer from:
‘an individual, other than a director, who participates in major policy making functions of the Company, such as vice presidents or higher’ to: ‘an individual, other than a director, who participates in major policy making functions of the Company and includes the president/CEO of the holding company the president/CEO of the bank, the executive vice president of the bank, the CFO of the bank, and the chief credit officer of the bank.’

•	Technical, administrative and other non-substantive changes to the verbiage made necessary by the above amendments as well as citation of the date of those amendments were also made.

•	The full text of the Code of Conduct and Ethics is posted on the Citizens National Bank website, www.cnbelkins.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Citizens Financial Corp.

8/10/06

/s/ Thomas K. Derbyshire

Vice President, Treasurer
Principal Financial Officer